Exhibit 10.3

FORM OF BONUS, CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

In consideration of employment or continued employment by Steel Services Ltd.(the “Company'”), and eligibility for participation in a Company-sponsored bonus program, and the mutual promises contained in this Bonus, Confidentiality and Non-solicitation Agreement (“Agreement”), the Company and the undersigned employee (the “Employee”) hereby agree as follows:

1.

Certain Definitions. For purposes of this Agreement, the following definitions shall apply (other terms and phrases not specifically defined in this Section shall have the meanings ascribed to them within other Sections of this Agreement):

1.1.	“Person” shall mean any natural person, association, partnership (whether general or limited), corporation, joint venture, trust or estate, limited liability company or other entity.

1.2.

“Confidential Information” shall mean (in addition to all materials described in Section 2) any trade secrets or other confidential or Confidential Information, whether or not in writing, concerning the Company, or any of its Affiliates (collectively, the “Firm”) or any of their clients or customers, or any business of the foregoing, including, without limitation, (a) information concerning the operations, systems, trading strategies, investment models or other models, developments, inventions, performance records, research, actual or proposed investments, assets under management, personnel, marketing plans, financial data, plans and vendor lists, (b) computer software, forms, contracts, agreements, literature or other documents and (c) the identity of any clients or customers of, or investors in, the Firm or other information about such clients, customers or investors; provided, however, that Confidential Information shall not include information that at the time of disclosure or thereafter is generally available and known to the public (other than as a result of a disclosure made in violation of this Agreement). Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

1.3.

“Affiliate” of a specified Person shall mean a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing sentence, a Person shall always be deemed to control another entity to the extent such Person owns in excess of 10% of the voting securities of the entity.

2.

Protection of Company’s Confidential Information. Employee understands and acknowledges that during his/her employment with the Company, he/she will have access to and learn about Confidential Information and that the disclosure of such Confidential Information would cause the Company substantial harm.

2.1.

During the period of Employee’s employment with the Company, and thereafter without limitation of time, Employee agrees that he/she shall not, directly or indirectly, knowingly divulge, furnish, share, use, attempt to use, or otherwise make available to any third Person or use for his/her own purposes (except for the performance of his/her duties and responsibilities to the Company) any Confidential Information.

2.2.

All files, letters, memoranda, reports, records, data, emails, or other written, photographic, electronic or other tangible material containing Confidential Information which shall come into Employee’s custody or possession shall be and are the exclusive property of the Firm to be used by Employee only in the course of performing his/her duties and responsibilities to the Company. All such records or copies thereof and all tangible property of the Firm in Employee’s custody or possession shall be delivered to the Company, upon the earlier of (a) a request by the Company or (b) Employee is no longer performing duties and responsibilities for the Company. After such delivery, Employee shall not retain any such records or copies thereof or any such tangible property.

2.3.

All systems, procedures, models, inventions and other Confidential Information that Employee creates or develops while performing any duties or responsibilities for the Company is, are, and will remain the sole and exclusive property of the Firm, whether or not they are protected or protectable under applicable patent, trademark, service mark, copyright or trade secret laws. Such systems, procedures, models, inventions and other Confidential Information may take the form, but not be limited to software products, source code, know- how, processes, designs, algorithms, computer programs and routines, formulae, techniques, developments or experimental work, works-in-progress, or business trade secrets. Employee shall execute any documents necessary, as determined by the Company, in its sole discretion from time to time, to acknowledge the foregoing and/or to assign, if necessary, to the Firm all of Employee’s right, title and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such models, inventions or other Confidential Information.

2.4.

Notwithstanding the foregoing, nothing herein shall prevent Employee from responding to subpoenas or court or administrative orders which specifically request Confidential Information, provided that Employee shall give the Company prior written notice of any such subpoena or order promptly following receipt thereof and he/she shall reasonably cooperate in seeking any protective order and/or waiver of his/her compliance with such required disclosure that the Company or Firm may deem necessary or advisable. Further, notwithstanding any other provision of this Agreement, and pursuant to the Defend Trade Secrets Act, Employee ]will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made, (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee's attorney and use the trade secret information in the court proceeding if Employee (a) files any document containing the trade secret under seal and (b) does not disclose the trade secret, except pursuant to court order.

3.

Non-solicitation of Company Employees. During the period of Employee’s employment with the Company and for a period of twelve (12) months following the termination, for any reason, of Employee’s employment with the Company, Employee agrees that he/she will not (and will not attempt to), either on his/her own behalf or on behalf of any other Person, directly or indirectly, hire, solicit, induce or encourage any employee or consultant of the Company or its subsidiaries, to leave the employ of the Company or its subsidiaries or terminate his/her consulting arrangement with the Company or its subsidiaries or contact any employee or consultant of the Company or its subsidiaries for the purpose of soliciting such employee or consultant to leave the employ of the Company or its subsidiaries or terminate his/her consulting arrangement with the Company or its subsidiaries.

4.

Non-interference with Business Relationships. During the period of Employee’s employment with the Company and for a period of twelve (12) months following the termination, for any reason, of Employee’s employment, Employee agrees that he/she will not, either on his/her own behalf or on behalf of any other Person, directly or indirectly, (a) solicit any Person that is a client or customer of the Company or its subsidiaries, or which has been a client or customer of the Company or its subsidiaries at any time during the twelve (12) month period prior to the termination of Employee’s employment with the Company, (b) interfere in any manner with any of the Company’s business relationships, or (c) engage in any action that would have a reasonably foreseeable adverse effect on the Company’s or its subsidiaries business, assets or financial condition or materially interfere with the relationship between any such Person or entity and the Company or its subsidiaries. Nothing contained in this Agreement is intended to preclude Employee from attempting to solicit, bid for, or provide services to or on behalf of any state government entity or political subdivision of a state.

5.

Non-disparagement. During the term of Employee’s employment with the Company, and thereafter without limitation of time, Employee agrees not to make any written or oral statements to any Person, including the press or any other media source or outlet or public forum, that impugns, disparages or defames (a) the character, ethics, or integrity of the Firm, current or former officers, directors, shareholders, partners, members, employees, consultants, clients or customers the Firm, or (b) that may reasonably be expected to damage the business, image or reputation of the Firm. This Section shall not in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order, nor to any disclosure or statement relating to any proceeding to enforce the terms of this Agreement.

6.

Remedies. Employee acknowledges that any breach or attempted or threatened breach of this Agreement will cause immediate and irreparable damage to the Company and Firm for which monetary damages may not be an adequate remedy. In the event of such breach or attempted or threatened breach, the Company shall be entitled to obtain, in addition to all other applicable remedies (including claims for monetary damages), temporary restraints and preliminary and/or permanent injunctions and/or a decree for specific performance or other equitable relief to prevent the violation of Employee’s obligations under this Agreement, without being required to prove damages or to furnish any bond or other security. Additionally, the Firm shall be entitled to the recovery of any and all costs and expenses incurred by the Firm, including reasonable attorneys’ fees, in connection with the enforcement of this Agreement; provided that the Firm shall have been successful on the merits or otherwise in any proceeding related to the enforcement of this Agreement.

7.

Acknowledgement of Employment Status. Employee acknowledges and understands that nothing in this Agreement shall be construed as a promise by the Company to Employee for employment of any specific period or term nor shall it be deemed to modify Employee’s status as an employee-at-will of the Company, whose employment can be terminated with or without cause and with or without notice by either the Company or Employee at any time.

8.

Acknowledgement of Reasonableness of Terms. Employee has carefully read and considered the provisions of this Agreement and agrees that this Agreement impose fair and reasonable restraints on Employee and are reasonably required to protect the business interests of the Company. It is agreed that the Company and Employee intend that such provisions be construed and enforced in accordance with the changing activities and business of the Firm.

9.

Successor and Assigns. This Agreement is personal to Employee and shall not be assigned by Employee. Any purported assignment by Employee shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company, successors and assignees.

10.	Severability and Modification of Provisions.

10.1.

If any provision or clause of this Agreement, or portion thereof, shall be held by any court of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion.

10.2.

The parties further agree that any court of competent jurisdiction is expressly authorized to modify any unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

11.

Effect of Agreement. This Agreement is not intended to, and does not, supersede any prior or existing agreements, understandings or other arrangements between the Company and the Employee concerning the subject matter hereof. All such existing agreements, understandings or arrangements will continue to remain in full force and effect, along with this Agreement. This Agreement is in addition to any such previously existing agreements, understandings or arrangements and all such agreements, understandings, and arrangements may be enforced with, or independent of, one another. This Agreement may not be changed or terminated orally but only by an agreement, in writing, signed by the parties hereto.

12.

Modification and Waiver. Except as provided in Section 10 of this Agreement, no provision of this Agreement may be amended or modified, unless such amendment or modification is agreed to in writing and signed by Employee and by the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

13.

Choice of Law. This Agreement, for all purposes, is governed by and shall be construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. Each party submits to the exclusive jurisdiction of any federal or state court in the State of New York with respect to any action or proceeding arising out of or related to this Agreement, and agrees that venue for any such action will be properly laid in any such court, and each party irrevocably waives any objection to the bringing of any such action or proceeding in such venue.

14.	Survival of Agreement. The provisions of this Agreement shall survive the termination of Employee's employment with the Company.

15.

Captions and Headings. Captions and headings of the Sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be interpreted or construed by reference to the caption or heading of any Section or paragraph.

16.

Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which shall be deemed an original, whether it is an original, PDF, or fax of same, but all of which taken together shall constitute one and the same instrument. The parties may physically or electronically sign this Agreement.

17.

Tolling. Should Employee violate any of the terms of this Agreement which contain a duration provision, the obligation at issue will run from the first date on which Employee ceases to be in violation of such obligation.

18.

Notification to Subsequent Employer. If and when Employee's employment with the Company terminates, Employee agrees to notify any subsequent potential or prospective employer of the existence of this Agreement prior to accepting employment. In addition, Employee authorizes the Company to provide a copy of this Agreement to such prospective or potential employers.

19.

Representations of Employee. Employee represents and warrants to the Company that (a) Employee's acceptance of employment with the Company and the performance of his/her duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement or understanding to which he/she is a party or is otherwise bound, and (b) Employee's acceptance of employment with the Company and the performance of his/her duties hereunder will not violate any confidentiality, non-solicitation, non-competition or other similar covenant or agreement of any other employer.

20.

Acknowledgment of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE BEFORE SIGNING THIS AGREEMENT AND HAS BEEN GIVEN NO FEWER THAN TEN (10) BUSINESS DAYS TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below each signature:

STEEL SERVICES LTD.

Signature

Printed Name

Title:

Date:

EMPLOYEE

Signature

Printed Name
Date: